Exhibit 99.2

Employee Frequently Asked Questions (FAQs)

1.              What is the strategic rationale behind this transaction?

This transaction will enable an enhanced and wider range of products, even higher service levels and greater manufacturing efficiencies.

2.              What can you tell us about United States Steel Corporation?

U.S. Steel, headquartered in Pittsburgh, Pa., manufactures a wide variety of steel sheet, tubular and tin products, coke, and taconite pellets.  The Company operates through three different segments — flat-rolled Products, U. S. Steel Europe, and tubular Products — and has a worldwide annual raw steel capability of 26.8 million net tons.

3.              Will there be any layoffs?

This transaction is about growth and employees are important to that strategy.  It takes skilled, experienced people to operate these facilities and we anticipate that U. S. Steel will need the vast majority of the employees at the Lone Star facilities.

4.              Will there be any changes to my compensation and benefits, including the pension plan?

Compensation, and pension benefits, 401(k) and other programs, in the aggregate, will be no less favorable than those currently provided by Lone Star, and all union contracts will be honored.

5.              When will the transaction be completed?

We expect the transaction to close in the second or third quarter of 2007, subject to customary regulatory approvals and the approval of Lone Star shareholders.

6.              What can employees expect in the interim?

It is business as usual at Lone Star.  This announcement should not affect how we do our jobs, and it is important that we all remain focused on conducting business as usual.  We all should continue, as always, to provide our customers with the value and innovation they expect from Lone Star.

7.              How can I get more information?

We are committed to communicating frequently and will provide periodic updates through our standard communications channels.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements based on assumptions that are subject to a wide range of business risks, including consummation of the merger being dependent on the satisfaction of customary closing conditions, including the obtainment of the approval of Lone Star Technologies, Inc.’s shareholders and any required regulatory approvals.  There is no assurance that the estimates and expectations in this release will be realized.  Important factors that could cause actual results to differ materially from the forward-looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Lone Star Technologies, Inc. does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION

In connection with the proposed merger, Lone Star intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC.  THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE.  Once available, Lone Star will mail the definitive proxy statement and other related materials to its shareholders.  When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by Lone Star with the SEC) at the SEC’s website, http://www.sec.gov, and at Lone Star’s website, http://www.lonestartech.com.

Participant Information

Lone Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lone Star shareholders in connection with the proposed merger.  Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Lone Star’s 2007 annual meeting of shareholders filed with the SEC on March 15, 2007 and a Form 10-K filed by Lone Star with the SEC on February 28, 2007, both of which are available free of charge from the SEC and Lone Star at their websites as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Lone Star with the SEC and which will be available free of charge from the SEC and Lone Star at their websites, as indicated above.